                                                                    EXHIBIT 10.3

                              MANAGEMENT AGREEMENT
                              --------------------



          THIS MANAGEMENT AGREEMENT (this "Agreement") is made and entered into as of the 24th day of June, 1997, by and between Mediacom Delaware LLC, a Delaware limited liability company (the "Company"), and Mediacom Management Corporation, a Delaware corporation ("Manager").

          WHEREAS, the Company is, on the date hereof, acquiring cable television systems serving the communities listed on Schedule A hereto (as the same may be amended from time to time pursuant to the terms hereof, the "Systems"); and

          WHEREAS, the Company desires to engage Manager, and Manager desires to accept such engagement, to provide certain supervisory services as the manager of each of the Systems on a day-to-day basis, such services to be provided by Manager in accordance with the terms and conditions herein set forth.

          NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:


          1.   Definitions.  Except as otherwise defined herein, the following
               -----------
terms shall have the following meanings when used in this Agreement:

                    "Act" shall mean the Communications Act of 1934, as amended or modified from time to time, and any rules or regulations promulgated thereunder.

                    "Affiliate" shall mean, with respect to either the Company or Manager, any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such party.

                    "Agency Account" shall have the meaning given to it in
Section 7(a) of this Agreement.

                    "Effective Date" shall mean the date of this Agreement first above written.

                    "FCC" shall mean the United States Federal Communications Commission.

                    "FCC Licenses(s)" shall mean all federal domestic satellite, business radio and other communications licenses, permits and other authorizations (but not including any

Franchise or Permit) which are necessary to conduct the business or operations of the Systems.

                    "Fiscal Year" shall mean a fiscal year of the Company.

                    "Franchise(s)" shall mean all municipal, county or state franchises, or other authorizations, and applications therefor, which are necessary in connection with the operation of the Systems.

                    "Franchise Areas" shall mean those areas for which the Company or its subsidiaries holds Franchises.

                    "Gross Operating Revenues" shall mean the aggregate gross operating revenues derived by the Systems from all sources as determined in accordance with generally accepted accounting principles except those items expressly excluded pursuant to the next sentence. The term "Gross Operating Revenues" shall not mean revenue or income derived by the Company and its wholly-owned companies from any of the following sources: (a) from the sale of any asset of the Systems not in the ordinary course of business; (b) interest income; (c) proceeds from the financing or refinancing of any indebtedness of the Company and its subsidiaries; and (d) extraordinary gains in accordance with generally accepted accounting principles.

                    "Management Fee" shall have the meaning given to it in
Section 8.1(a) of this Agreement.

                    "Permit(s)" shall mean any federal, state or local license, permit or other governmental or nongovernmental authorization, other than a Franchise or an FCC License, which is necessary to the conduct of the business or operations of the Systems.

                    "Person" shall mean any individual, corporation, partnership, joint venture, trust or unincorporated organization, or a government or any agency or political subdivision thereof.


          2.   Appointment of Manager.  Upon the terms and conditions and for
               ----------------------
the term and compensation set forth herein, the Company hereby engages Manager, and Manager hereby accepts such engagement, as manager of the day-to-day operations of the Systems and subject to the direction and control of the Company.


          3.   Term.  The appointment of the Manager shall commence on the
               ----
Effective Date, and shall continue until the dissolution and liquidation of the Company, unless sooner terminated as provided in Section 9 hereof.

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          4.   Standard of Care; Management Services;
               --------------------------------------
               Other Matters.
               -------------

               4.1  Standard of Care.  Manager will use reasonable commercial
                    ----------------
efforts in managing the Systems, provided, however, that notwithstanding anything contained herein or in applicable law to the contrary, neither Manager (nor any of its shareholders, officers, directors, employees or agents) shall have any liability, express or implied, for any action taken or omitted to be taken by Manager or for any failure or delay in performing or exercising any obligation, duty, right, power or authority possessed by Manager under this Agreement or any other document related thereto except for actual losses, if any, suffered by the Company and/or its subsidiary companies that are proximately caused either by Manager's gross negligence or by Manager's willful misconduct.

               4.2  Services to be Performed by Manager.  Subject to the terms
                    -----------------------------------
and provisions of this Agreement and to the terms of any applicable law (including without limitation the Act), regulation, Franchise, FCC License, Permit, court order or administrative enactment pertaining to the Systems, Manager is hereby granted authority to perform, or cause to be performed, for and on behalf of the Company and its subsidiaries, such services as are reasonably required for the management and supervision of the day-to-day operation of the Systems, including without limitation, the following:

                    (a) Negotiation on behalf of the Company for programming and transmission over the Systems, including, without limitation, retransmission, affiliation, carriage, programming and bulk subscriber agreements;

                    (b) (i) Evaluating new equipment, materials and techniques and making recommendations in accordance with its evaluations, (ii) establishing general technical standards and procedures and directing their implementation, and (iii) establishing programs for preventive maintenance and monitoring their effectiveness;

                    (c) Supervision of all construction and development of the Systems, if any, including, without limitation, the selection and appointment of all subcontractors, equipment suppliers and vendors;

                    (d) Supervision of the purchasing of property, real, personal or mixed, and all materials and supplies, if any, necessary to complete construction and development of the Systems and to operate the same and to sell, lease, trade, exchange or otherwise dispose of the Systems' assets in the ordinary course of business.

                    (e) Negotiation of contracts, leases, deeds, releases, assignments and any other agreements on behalf of the Company or its wholly-owned companies as appropriate, for the

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purchase, lease, license or use of such properties and rights as may be necessary or reasonably desirable in connection with the construction, operation or maintenance of the Systems, including, without limitation, contracts relating to head end sites, office space, earth stations, microwave relays and pole line attachments;

                    (f) Formulation and supervision of all advertising, marketing and sales programs and engagement and appointing on behalf of the Systems of advertising, marketing and public relations agencies and consultants for such purposes;

                    (g) Subject to the provisions of all applicable Franchises or ordinances or other binding contracts or legislation, the selection and pricing of all services to be provided to the customers of the Systems;

                    (h) Supervision of performance of all aspects of the daily operation and maintenance of the Systems, including, without limitation, the employment, training, instruction and supervision of all personnel necessary to conduct daily operations of the Systems and the setting of salaries and wages for such personnel (with all such employees to be paid by the Company or its wholly owned companies as appropriate) and entering into, in the name of and on behalf of the Company or its wholly-owned companies as appropriate, any agreements, including, without limitation, collective bargaining agreements, with employees of the Company;

                    (i) Supervision of the maintenance of all accounting, bookkeeping, billing, collections and other financial records relating to the Systems;

                    (j) Engaging on behalf of the Company or its subsidiaries, as appropriate, attorneys, accountants, engineers, consultants and other qualified professionals;

                    (k) Preparing and filing, or causing to be prepared and filed, all necessary applications, filings, reports, statements and other documents as are required in connection with the operation of the Systems with governmental and regulatory agencies (including any income tax filings); provided that upon request of the Company, Manager will provide to the Company a copy of all applications, filings, reports, statements or other documents before the same are filed or submitted; and provided further that it is understood that income tax filings of the Company shall be signed by a nationally recognized accounting firm selected by the Company and with whom the Manager shall cooperate;

                    (l) Manager shall do, or cause to be done, all such acts and things in and about the Systems, including the making of all payments, taxes, assessments, fees, charges, royalties and other levies as shall be necessary to comply in all material respects with all federal state and local regulatory or other requirements;

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                    (m) Purchase such policies of insurance (including Manager's blanket coverage) as Manager may from time to time consider necessary and appropriate in accordance with normal industry practice, with such policy naming both the Company and Manager as insured thereunder as their interests may appear;

                    (n) Maintenance of a continuing liaison with federal, state and local governmental officials regarding the Franchises, FCC Licenses, Permits, pole line agreements, leases and other contracts, rights and licenses of the Systems which require periodic review and/or renegotiation;

                    (o) Application of commercially reasonable efforts to cause the Systems to comply in all material respects with the requirements of the statute, ordinance, law, rule, regulation, Permit, Franchise or FCC License applicable to, or order of, any governmental or regulatory body having jurisdiction over, the Systems; and

                    (p) Taking any other action in connection with the construction, development, operation and maintenance of the Systems which is commercially reasonable, appropriate and necessary in order to manage and operate the Systems.

               4.3  Compliance with FCC Licenses, Franchises and Permit
                    ---------------------------------------------------
Requirements; Payment of Expenses.  Notwithstanding anything in this Agreement
---------------------------------
to the contrary, the Company or its subsidiaries, as appropriate, shall continue to be the franchisee, licensee and permittee of all Franchises, FCC Licenses and Permits, respectively, and shall retain ultimate control over the Systems and their assets, including all Franchises, FCC Licenses and Permits. The Company and its subsidiaries shall also retain ultimate responsibility for compliance with the rules, regulations and policies of the FCC, and the terms of the Act, the terms of the Franchises and applicable state and local laws, rules and regulations. Manager agrees to comply with instructions from the Company to the extent necessary to remain in compliance with respect to the Act and the rules, regulations and policies of the FCC and of all franchising authorities from which the Company or its subsidiaries have received Franchises. Manager shall use commercially reasonable efforts to promptly forward to the Company copies of all material correspondence, notices and the like from governmental authorities having jurisdiction over the Company and its subsidiaries. The Company and its subsidiaries shall be responsible for the payment of all costs, expenses and liabilities in connection with the construction, development, operation, maintenance, repair and ownership of the Systems.


          5.   Manager's Authority and Limitations Thereon.
               -------------------------------------------

               Subject to the limitations contained in this Agreement, Manager shall have authority to execute in the name and on behalf of the Company or its subsidiaries, as appropriate, all

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such instruments, documents, contracts or agreements, including, without limitation, contracts or agreements entered into in the ordinary course, and to do all such acts and things, as may be incidental to, or necessary, proper or advisable in furtherance of, the supervision and management of the operation of the Systems and the rendering of services related thereto; provided, however, that Manager shall not:

                    (a) Commence, institute or settle any legal action except in accordance with established collection policies of the Systems; provided that Manager may, without consent of the Company (1) settle any action that does not require a settlement payment exceeding One Hundred Thousand Dollars ($100,000); and (2) institute any action so long as Manager reasonably believes that there will be no cross-claims or counter-claims against the Company (or its subsidiaries) in excess of $100,000. Notwithstanding the foregoing, if any action is taken by any Person which constitutes an immediate threat to the business or operations of the Systems, Manager may take such emergency action as may be reasonably required, including commencing any action requesting affirmative relief from any court or administrative agency, provided that Manager shall use its best efforts to communicate with the Company by telephone prior to, or if it is unable to do so, as soon as is commercially reasonably possible immediately after taking any such emergency action. Manager shall promptly notify the Company in writing of any legal proceeding of which Manager has knowledge or any legal proceeding threatened in writing or any fact known by Manager which might result in a material adverse effect on the Systems of material liability against the Company or its subsidiaries;

                    (b) Create, incur or suffer to exist any Indebtedness (as such term is used in the Amended and Restated Credit Agreement, dated as of December 27, 1996, as hereafter amended, restated, modified or supplemented from time to time, including any increase, deferral, renewal, extension or refinancing thereof or any senior credit facility hereafter entered into by Mediacom LLC or any subsidiary affiliate of Mediacom LLC (the "Credit Agreement") among Mediacom Arizona LLC, Mediacom California LLC, the lenders party thereto, and The Chase Manhattan Bank (the "Administrative Agent")) other than as permitted under Section 8.07 of the Credit Agreement;

                    (c) Enter into any agreements or transactions or obtain any services on behalf of the Company or the Systems with or from any Affiliate of Manager without the prior written consent of Company except for agreements or transactions on terms that are no less favorable to the Company, or its subsidiaries, as appropriate, than those which might be obtained at the time from a person or entity who is not an Affiliate of Manager in an arm's length transaction;

                    (d) Sell, assign, transfer or otherwise dispose of, or hypothecate or encumber in any way any assets

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belonging to the Company or its subsidiaries, used or useful in the business or operations of the Systems, other than (i) sales of assets in the ordinary course of business and permitted under loan agreements of the Company and its subsidiaries, or (ii) the granting of purchase money security interests attaching only to newly-acquired property or assets acquired in the ordinary course in accordance with loan agreements of the Company and its subsidiaries;

                    (e) Enter into any agreement on behalf of the Company for borrowed money; provided that nothing herein shall prohibit Manager from entering into capitalized leases or purchase money security interests that both
(i) with respect to any particular item do not involve payments in the aggregate exceeding $200,000; and (ii) are permitted under the terms of loan agreements of the Company and its subsidiaries; and

                    (f) Enter into any agreement prohibited by applicable law, including, without limitation, the Act.


          6.   Financial and Systems Reports.
               -----------------------------

               Manager acknowledges that the Credit Agreement contains various financial reporting requirements of the Company and Manager hereby agrees to cause to prepare and deliver to the Company, at the expense of the Company, the following in a timely fashion so that the Company can deliver the same to the lenders as required by the Credit Agreement:

                    (a) statements of income, retained earnings and cash flows of the Company for each quarterly fiscal period of each fiscal year of the Company and for the period from the beginning of the respective fiscal year to the end of such period, and the related balance sheets of the Company as at the end of such period setting forth, in each case (other than financial statements for any period ending on or prior to December 31, 1996) in comparative form the corresponding consolidated figures for the corresponding period in the preceding fiscal year (except that, in the case of balance sheets, such comparison shall be to the last day of the prior fiscal year);

                    (b) statements of income, retained earnings and cash flows of the Company for each fiscal year of the Company, fiscal year and the related balance sheets of the Company as at the end of such fiscal year, setting forth, in each case (other than financial statements for the fiscal year ending on December 31, 1996) in comparative form the corresponding consolidated figures for the preceding fiscal year;

                    (c) copies of all registration statements and regular periodic reports, if any, that the Company shall have filed with the Securities and Exchange Commission (or any governmental agency substituted therefor) or any national securities exchange;

                    (d) promptly upon the mailing thereof to the members of the Company generally or to holders of Indebtedness to Affiliates generally, copies of all financial statements, reports and proxy statements so mailed;

                    (e) any information pertaining to any multiemployer plan, employee benefit or other plan established or maintained by the Company or an Affiliate which is covered by Title VII of ERISA;

                    (f) a quarterly report with respect to the number of subscribers to the Systems, homes passed, revenues per subscriber and units;

                    (g) promptly after the Manager knows or has reason to believe that any Default (as defined in the Credit Agreement) is likely to occur or has occurred, a notice of such Default describing the same in reasonable detail and, together with such notice or as soon thereafter as possible a description of the action that the Manager recommends that the Company should take with respect thereto; and

                    (h) from time to time such other information regarding the financial condition, operations, business or prospects of the Company as requested by the Company or any lender to the Company may reasonably request.


          7.   Agency Accounts; Working Funds.
               ------------------------------

                    (a) Agency Accounts.  Manager will, maintain on behalf of,
                        ---------------
and as agent for, the Company and/or its subsidiaries, as appropriate, checking accounts in the name of the Company and/or its subsidiaries, as appropriate (the "Agency Accounts") at a bank or banks selected by Manager and reasonably acceptable to the Company. All receipts derived from the operation of the Systems shall be collected on behalf of the Company, as appropriate and promptly deposited in an Agency Account. All disbursements made by Manager on behalf of the Company as appropriate as permitted under this Agreement shall be made by checks drawn by Manager on the Agency Accounts. Manager will have the right and authority to make deposits to and disbursements and withdrawals from the Agency Accounts. Manager will have the right and authority to disburse or have disbursed from the Agency Accounts payments for all expenses, costs and liabilities in connection with the construction, development, operation, maintenance, repair and ownership of the Systems and the Company and its subsidiaries, including, without limitation:

                        (i) all costs and expenses of employees of the Company and of the Systems and reasonable fees and expenses of outside counsel, consultants, engineers, accountants or other professionals whose services are used in the operation or management of the Systems (including, without limitation, costs and expenses of any accounting firm selected to sign tax filings for the Company); and

                        (ii) Management Fees earned by Manager under this Agreement, reimbursement of expenses of Manager, and interest in respect of deferred Management Fees, in each case as contemplated in Section 8 below.

                    (b) In no event will Manager be responsible for the payment from its own funds of any sums in connection with the construction, development, operation, maintenance, repair and ownership of the Systems and the Company and its subsidiaries (including without limitation, any taxes) and the Company and its subsidiaries shall be solely responsible for the payment of all such amounts.


          8.   Compensation of Manager.
               -----------------------

               8.1  Management Fee.
                    --------------

                    (a) As compensation to Manager for the performance of its services hereunder, the Company shall pay to Manager a fee (the "Management Fee") each year equal to five percent (5%) of Gross Operating Revenues.

                    (b) Monthly installments of the Management Fee at the rate of five percent (5%) of the Gross Operating Revenues for such month (subject in all events to any limitations imposed under applicable loan agreements) shall be paid by the Company to Manager within ten (10) days after the end of each month. Within twenty (20) days of the receipt by the Company of the annual audited financial statements, a final determination of the Gross Operating Revenues, for the preceding Fiscal Year shall be made by the parties, and the parties shall then determine the Management Fee for the preceding Fiscal Year. In the event that such final determination indicates that the Company has paid Manager less than the Management Fee, the Company shall owe to Manager an amount in addition to that paid by the Company to Manager pursuant to the first sentence of this
Section 8.1(b), and the Company shall pay such additional amount to Manager within ten (10) days of such final determination. In the event that such final determination indicates that the Company has paid Manager more than Management Fee, Manager shall owe to the Company such amount, and such amount shall be applied as a credit to the immediately succeeding monthly installment of the Management Fee, and, to the extent the amount owed by Manager to the Company exceeds such installment, Manager shall pay such excess amount to the Company within ten (10) days of such final determination.

                    (c) Manager acknowledges and agrees that notwithstanding anything else contained herein, payment of the Management Fee may be restricted or limited by the provisions of loan agreements of the Company, including without limitation the

Credit Agreement, and that the Management Fee shall be paid if and only to the extent that at the time of such payment no default has occurred or is continuing under applicable loan agreements. To the extent that all or any portion of the Management Fee may not be paid because of the terms of the loan agreements, the amount which may not be paid shall not be paid, but shall be deferred (and such deferral shall not constitute a breach of the Company's obligations hereunder), and the deferred portion shall bear interest from the date due until paid at a rate per annum equal to the lower of (i) one percent (1%) above the rate announced from time to time by The Chase Manhattan Bank at its main office in New York, New York as its prime or base lending rate or (ii) the highest rate then permitted by applicable law. Subject to the terms of the preceding sentence, Manager may deduct the Management Fee and such other amounts to which it may be entitled under this Agreement from funds in the Agency Accounts. Any portion of the Management Fee that is deferred) shall be paid (together with interest thereon) as soon as the same may be paid without violating the provisions of the loan agreements. Payments of any outstanding Management Fees (whether or not deferred) shall be paid prior to payment of any dividends or distributions or similar payments to the members of the Company.

               8.2 Reimbursement of Manager.  (a)  Manager acknowledges and
                   ------------------------
agrees that Manager and not the Company shall be responsible for the compensation, including salaries, withholding taxes, unemployment insurance contributions, pension, health and other benefits of Manager's executive management personnel (all such compensation being herein collectively called "Executive Compensation"). For purposes hereof, "executive management personnel" shall not include any individual (such as a system manager) who is employed solely in connection with the day-to-day operations of a System. Except for Executive Compensation (intended to be covered by the Management
Fee), Manager shall be entitled to reimbursement by the Company for the allocable costs (including, without limitation, salaries, withholding taxes, unemployment insurance contributions and the like) of employees of Manager or its Affiliates who perform services that would ordinarily be performed by employees of the Systems. Manager shall act in good faith in making such allocation. Manager shall have the right to use such shared employees without pre-approval of the Company and receive reimbursement therefor; provided, however, the Company shall have the right, after consultation with Manager, to direct the Manager no longer to continue using such shared employees in such situations as Company shall determine.

                    (b) Manager shall be entitled to reimbursement from the Company for reasonable out-of-pocket expenses incurred by Manager (excluding Executive Compensation and overhead allocated in respect of the executive management of the business or operations at the Company or any of its subsidiaries, including rent, utilities, telephone and telecopy charges, furniture, fixtures and the like) in connection with (i) the operation of the business of the Company, including without limitation, travelling to and visiting the Systems, and (ii) investigating, analyzing,

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negotiating or otherwise acting for or on behalf of the Company or its subsidiaries in connection with any potential acquisition by the Company or its subsidiaries of a System. Manager shall provide to the Company notice and an accounting at any time the reimbursable amount of the foregoing expenses exceeds $10,000 over the amount previously reported.

                    (c) Neither the Company nor any of its subsidiaries shall employ or retain any executive management personnel (or pay any Person, other than the Manager, in respect of executive management personnel or matters, for the Company or any of its subsidiaries), it being the intention of the parties hereto that all executive management personnel (as defined in Section 8.2 above) required in connection with the business or operations of the Company and its subsidiaries shall be employees of the Manager (and that the Executive Compensation for such employees) shall be covered by the Management Fees payable hereunder.


          9.  Termination.
              -----------

              9.1 (a)  If Manager materially breaches this Agreement and
Manager fails to cure such breach within 20 days after receipt of written notice from the Company advising Manager of the action allegedly resulting in such breach (or, if such breach is not susceptible of cure within such period, fails to cure such breach as promptly as possible, but in any event, within 60 days after receipt of written notice from the Company), provided that the foregoing
                                                   --------
60 day cure period will not apply to any willful breach of this Agreement by Manager; (b) if Manager, or any employee or consultant thereof, engages in any act of gross negligence, dishonesty, willful malfeasance or gross misconduct that is materially injurious to the Company and its subsidiaries taken as a whole; (c) if any lender shall, following default under any loan agreement (including, without limitation, the Credit Agreement) consummate foreclosure proceedings with respect to the equity interests or assets of the Company; or
(d) if the Manager will be unable to pay its debts as such debts become due (whether upon maturity, acceleration or otherwise), then the Company (or in the case of clause (c), such lender) may elect, by written notice to Manager, to terminate this Agreement. Any such termination shall be effective as of the date specified in the notice of termination.

               9.2  Effect of Termination.  Subject to the provisions of this
                    ---------------------
Agreement, termination of this Agreement in accordance with Section 9.1 shall not affect the rights of either Manager or the Company with respect to any damages either shall have suffered as a result of any breach of this Agreement, nor shall it affect the rights of Manager or the Company with respect to any liabilities or claims accruing, or based upon events occurring, prior to the date of termination.

          10.  Indemnification.
               ---------------

                    (a) By the Company.  The Company will indemnify and hold
                        --------------
harmless Manager, its Affiliates, and all officers, directors, employees, stockholders, partners and agents of Manager and its Affiliates (individually, a "Manager Indemnitee") from and against any and all claims, demands, costs, damages, losses, liabilities, joint and several, expenses of any nature (including reasonable attorneys', accountants' and experts' fees and disbursements), judgments, fines, settlements and other amounts (collectively, "Damages") arising from any and all claims, demands, actions, suits or proceedings, civil, criminal, administrative, or investigative (collectively, "Claims") in which the Manager Indemnitee may be involved or threatened to be involved, as a party or otherwise, arising out of Manager's performance under this Agreement or the ownership or operation of the Systems or the Company (and its subsidiaries), regardless of whether this Agreement continues to be in effect or the Manager Indemnitee continues to be an Affiliate, or an officer, director, employee, stockholder, contractor, subcontractor, partner or agent of Manager, at the time any such Claims are made or Damages incurred, provided that such indemnity shall not apply to any claims or Damages incurred due to the Manager Indemnitee's gross negligence or willful misconduct.

                    (b) By Manager.  Manager will indemnify and hold harmless
                        ----------
the Company, its Affiliates, and all of their officers, managers, employees, members, partners and agents of Company or its Affiliates (individually, a "Company Indemnitee") and its subsidiaries from and against any and all Damages arising from any and all Claims in which the Company Indemnitee may be involved or threatened to be involved, as a party or otherwise, arising out of either Manager's gross negligence or willful misconduct regardless of whether this Agreement continues to be in effect or the Company Indemnitee continues to be an Affiliate, or an officer, director, employee, stockholders, partner or agent of the Company or its Affiliates at the time any such Claims are made or Damages incurred.

                    (c) Right to Indemnification Not Exclusive Remedy.  The
                         ---------------------------------------------
indemnification rights contained in this Section 10 will be cumulative of and in addition to any and all other rights, remedies and recourse to which the Manager Indemnitee or a Company Indemnitee, as applicable, its respective heirs, successors, assigns and administrators are entitled, whether pursuant to some other provision of this Agreement, at law or in equity; provided, however, that it is understood and agreed that notwithstanding anything contained herein or applicable law to the contrary, neither Manager (nor any of its shareholders, officers, directors, employees or agents) shall have any liability with respect to a breach of, or non-performance under this Agreement except as expressly specified in this Agreement. The indemnification provided in this Section 10 will inure to the benefit of heirs, successors, assigns and administrators of the Manager Indemnitee or Company Indemnitee, as applicable.

                    (d) Insurance.  Manager may purchase, at the Company's
                        ---------
expense, and maintain insurance on behalf of Manager and such other persons as Manager may reasonably determine, against any liability that may be asserted against it or them in connection with the performance of Manager's obligations under this Agreement; provided that if Manager elects not to purchase such insurance its indemnity hereunder shall not be affected.

                    (e) Interested Transactions.  A Manager Indemnitee or a
                        -----------------------
Company Indemnitee, as applicable, will not be denied indemnification in whole or in part under this Section 10 solely because such Indemnitee had an interest in the transaction with respect to which the Indemnification applies if this transaction was otherwise permitted by the terms of this Agreement.


          11.  Credit Agreement and Subordination Agreement. Manager hereby
               --------------------------------------------
acknowledges the terms and provisions of the Credit Agreement and Amended and Restated Management Fee Subordination Agreement executed and delivered pursuant to the Credit Agreement (the "Subordination Agreement"), among Manager, Mediacom Arizona, the Company and the Administrative Agent and agrees that if any provision of this Agreement conflicts with any of the terms contained in the Credit Agreement or Subordination Agreement, the provisions of said agreements shall govern and the provisions hereof shall be modified or negated accordingly.


          12.  Representations and Warranties of the Parties.
               ---------------------------------------------

               12.1 Representations of Manager.  Manager hereby represents and
                    --------------------------
warrants to the Company as follows:

                    (a) Organization and Standing.  Manager is a corporation
                        -------------------------
duly organized, validly existing and in good standing under the laws of the State of Delaware.

                    (b) Authorization and Binding Obligation. Manager has full
                        ------------------------------------
power and authority to enter into, deliver and perform fully this Agreement. This Agreement has been duly executed and delivered by Manager, and constitutes the valid and binding obligation thereof, enforceable against Manager in accordance with its terms, except to the extent such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally, and by the application of equitable principles.

                    (c) No Conflict.  The execution, delivery and performance
                        -----------
by Manager of this Agreement does not conflict with or result in a breach of, or require any consent under, the charter or by-laws of the Manager, or any applicable material law or regulation, or any order, writ, injunction or decree of any court or governmental authority or agency, or any material agreement or instrument to which the Manager is a party or by which it is bound or to which it is subject, or constitute a default under any such agreement or instrument.

               12.2 Representations and Warranties of the Company. The Company
                    ---------------------------------------------
hereby represents and warrants to Manager as follows:

                    (a) Organization and Standing.  The Company is a limited
                        -------------------------
liability company duly organized, validly existing and in good standing under the laws of the State of Delaware.

                    (b) Authorization and Binding Obligation.  The Company has
                        ------------------------------------
full power and authority to enter into, deliver and perform fully this Agreement. This Agreement has been duly executed and delivered by the Company, and constitutes the valid and binding obligation thereof, enforceable against the Company in accordance with its terms, except to the extent such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally, and by the application of equitable remedies.

                    (c) No Conflict.  The execution, delivery and performance
                        -----------
by the Company of this Agreement does not conflict with or result in a breach of, or require any consent under, the charter or by-laws of the Company, or any applicable material law or regulation, or any order, writ, injunction or decree of any court or governmental authority or agency, or any material agreement or instrument to which the Company is a party or by which it is bound or to which it is subject, or constitute a default under any such agreement or instrument.


          13.  Miscellaneous.
               -------------

               13.1 Manager an Agent.  Manager shall serve as an agent of the
                    ----------------
Company in rendering the services set forth herein. Nothing herein shall be construed as an agreement by Manager to bear any losses of the Systems or the Company; provided that this provision shall not be deemed to limit Manager's responsibility for any liability to the Company arising under this Agreement in accordance with the terms hereof. All debts and liabilities to third parties incurred by Manager in the course of the management of the Systems shall be the debts and liabilities of the Company and Manager shall not be liable for any such obligations by reason of its management of the Systems.

               13.2 Other Activities.  Nothing in this Agreement shall limit or
                    ----------------
restrict the right of Manager to engage in any other business or to devote its time and attention to the management or other aspects of any other business or to render services of any kind.

               13.3 Notices.  All notices, demands, and requests required or
                    -------
permitted to be given under this Agreement shall be in writing and shall be deemed duly given if (i) personally delivered, (ii) sent by registered or certified mail, postage pre-paid, return receipt requested, or (iii) transmitted by a recognized overnight courier service, addressed as follows:

If to the Company:            Mediacom Delaware LLC
                              c/o Mediacom LLC
                              90 Crystal Run Road, Suite 406A
                              Middletown, New York  10940
                              Attention:  Rocco B. Commisso

If to Manager:                Mediacom Management Corporation
                              90 Crystal Run Road, Suite 406A
                              Middletown, New York  10940
                              Attention:  President

or to any such other additional persons and addresses as the parties may from time to time designate in writing delivered in accordance with this Section 13.3.

               13.4 Benefit and Binding Effect.  Neither party hereto may assign
                    --------------------------
this Agreement without the prior written consent of the other party; provided, however, Manager may assign its rights an obligations under this Agreement to any wholly-owned subsidiary of Manager; provided that in such event Manager shall remain liable hereunder and shall remain entitled to the rights provided it hereunder. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

               13.5 Governing Law.  This Agreement shall be governed by the laws
                    -------------
of the State of New York as to all matters, including but not limited to matters of validity, construction, effect, performance and remedies (without giving effect to the principles of conflicts of law).

               13.6 Headings.  The headings preceding the text of sections and
                    --------
subsections of this Agreement are included for ease of reference only and shall not be deemed part of this Agreement.

               13.7 Gender and Number.  Words used herein regardless of the
                    -----------------
gender and number specifically used, shall be deemed and construed to include any other gender, masculine, feminine or neuter, and any other number, singular or plural, as the context requires.

               13.8 Entire Agreement.  This Agreement, and all schedules hereto,
                    ----------------
collectively represent the entire understanding and agreement between the Company and Manager with respect to the specific subject matter hereof. All schedules attached to this Agreement shall be deemed part of this Agreement and incorporated herein, where applicable, as if fully set forth herein. This

Agreement supersedes all prior negotiations between the parties and cannot be amended, supplemented or changed except by an agreement in writing which makes specific reference to this Agreement or an agreement delivered pursuant hereto, as the case may be, and which is signed by the party against which enforcement of any such amendment, supplement or modification is sought.

               13.9 Further Assurances.  The parties shall take any actions and
                    ------------------
execute any documents that may be necessary or desirable to the implementation and consummation of this Agreement or that may be reasonably requested by any other party hereto. Each party will cooperate with the other parties and provide any assistance reasonably requested by any other party to effectuate the terms of this Agreement.

               13.10 Severability.  If any provision of this Agreement or the
                     ------------
application thereof to any person or circumstance shall be held invalid or unenforceable to any extent by any court of competent jurisdiction, the remainder of this Agreement and the application of such provision to other persons or circumstances shall not be affected thereby and shall be enforced to the greatest extent permitted by law.

               13.11 Counterparts.  This Agreement may be signed in
                     ------------
counterparts, each of which shall be deemed to be an original but which, when taken together, shall constitute one and the same instrument.

          IN WITNESS WHEREOF, this Management Agreement has been executed by the parties hereto as of the date first above written.

                              MEDIACOM DELAWARE LLC

                              BY:  MEDIACOM LLC, A MEMBER


                              By:  /s/ Rocco B. Commisso
                                 ----------------------------
                                 Name:  Rocco B. Commisso
                                 Title: Chairman and
                                           Chief Executive Officer


                              MEDIACOM MANAGEMENT CORPORATION



                              By:  /s/ Rocco B. Commisso
                                 ----------------------------
                                 Name:  Rocco B. Commisso
                                 Title: President

                                   SCHEDULE A


Delaware
--------

The residential and recreational areas known as Angola-by-the-Bay
Town of Bethany Beach
Town of Dagsboro
Unincorporated Sussex County
Town of Frankford
Town of Millsboro
Town of Millville
Town of Oceanview
Town of Selbyville
Town of South Bethany
Long Neck
The private residential community known as Sea Colony (if applicable) The private residential community known as Ocean Pines


Maryland
--------

Town of Willards
Unincorporated Wicomico County
Town of Pittsville
Worcester County